                                 SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-12

                         CALIFORNIA PIZZA KITCHEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

[LOGO] California Pizza Kitchen, Inc.

                        CALIFORNIA PIZZA KITCHEN, INC.
                    6053 West Century Boulevard, 11th Floor
                      Los Angeles, California 90045-6430

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2002

                               -----------------

Dear Shareholder:

   You are invited to attend the Annual Meeting of the Shareholders of California Pizza Kitchen, Inc., a California corporation ("CPK" or the "Company"), which will be held on Tuesday, May 7, 2002 at 10:00 AM, in the Gateway Salon 1, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, for the following purposes:

       1. To elect a board of directors. Our management has nominated the following individuals for election at the meeting: William C. Baker, Rick J. Caruso, Larry S. Flax, Frederick R. Hipp, Charles G. Phillips, Richard L. Rosenfield, and Harold O. Rosser.

       2. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 29, 2002.

       3. To transact such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 11, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at our offices.

   Your attention is directed to the accompanying proxy statement. We invite all shareholders to attend the annual meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You can also vote your shares by telephone. Voting instructions for telephone voting are printed on the proxy card. If you attend this meeting, you may vote in person, even though you have sent in your proxy.

   Accompanying this notice and proxy statement is a copy of our 2001 annual report to shareholders.

                                          By Order of the Board of Directors,

                                          /s/ Greg Levin

                                          Gregory S. Levin
                                          Vice President and Chief Financial
                                            Officer

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California
April 4, 2002

[LOGO] California Pizza Kitchen, Inc.

                        CALIFORNIA PIZZA KITCHEN, INC.
                    6053 West Century Boulevard, 11th Floor
                      Los Angeles, California 90045-6430

                               -----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2002

   The accompanying proxy is solicited by the board of directors of California Pizza Kitchen, Inc., a California corporation (referred to herein as the "Company" or in the first person notations "we," "our" and "us"), for use at our 2002 Annual Meeting of Shareholders to be held on Tuesday, May 7, 2002, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement is April 4, 2002, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to shareholders.

General information

   Annual Report. An annual report on Form 10-K for the fiscal year ended December 30, 2001 is enclosed with this proxy statement.

   Voting Securities. Only shareholders of record as of the close of business on March 11, 2002 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 18,514,369 shares of our common stock, par value $0.01 per share, issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that the holders of a majority of the issued and outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

   Solicitation of Proxies. We will bear the cost of soliciting proxies. We may solicit shareholders through our regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

   Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction of the shareholder. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposal. A shareholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date or by attending the meeting and voting in person. Shareholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to revoke their proxies or to vote at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

   Shareholders also have the choice of voting by using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record. The telephone voting facilities for shareholders of record will close at 12:01 a.m. EST on May 7, 2002. The telephone voting procedures are designed to authenticate you as a shareholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

   Number of Directors. Bruce C. Bruckmann and Fortunato N. Valenti have each notified us that they will not stand for reelection to the board of directors due to time constraints and other personal reasons. As a result, at a meeting of our board of directors on February 27, 2002, the board of directors voted to reduce the number of directors serving on the board of directors from eight to seven, effective at and as of the Annual Meeting.

   Director Nominees. The table below sets forth the Company's directors, and certain information, as of April 4, 2002, with respect to age and background.

                                                                          Director
Name                  Age Position                                         Since
----                  --- --------                                        --------
Larry S. Flax         59  Co-Chairman of the Board and Director             1985

Richard L. Rosenfield 56  Co-Chairman of the Board and Director             1985

Frederick R. Hipp     51  Chief Executive Officer, President and Director   1998

Harold O. Rosser      53  Director                                          1997

Rick J. Caruso        43  Director                                          2002

Charles G. Phillips   53  Director                                          2000

William C. Baker      68  Director Nominee                                   N/A

   Larry S. Flax, a co-founder, has served as Co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Flax also served as Co-Chief Executive Officer. Prior to founding our company, he practiced law as a principal in Flax and Rosenfield, Inc. after serving as an Assistant United States Attorney, Department of Justice and Assistant Chief, Criminal Division and Chief, Civil Rights Division of the United States Attorney's Office in Los Angeles. Mr. Flax also serves on the board of directors of Arden Realty, Inc.

   Richard L. Rosenfield, a co-founder, has served as Co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Rosenfield also served as Co-Chief Executive Officer. Prior to founding our company, he practiced law as a principal of Flax and Rosenfield, Inc. after serving with the Department of Justice, Criminal Division, Appellate Section in Washington, D.C. and as an Assistant United States Attorney, Special Prosecutions Section of the Criminal Division, in Los Angeles. Mr. Rosenfield also serves on the board of directors of Callaway Golf Company.

   Frederick R. Hipp has served as Chief Executive Officer and President and as a director since January 1998. From 1980 to 1997, Mr. Hipp was employed by Houlihan's Restaurant Group, in Kansas City, Missouri, where he last served as President and Chief Executive Officer. From 1978 to 1980, Mr. Hipp was President of Restaurant Data Systems in Dallas, Texas where he consulted with major hotel and restaurant chains on financial and restaurant operations. From 1972 to 1978, Mr. Hipp worked for Steak & Ale Restaurants in Dallas, Texas where he last served as the Director of Restaurant Systems and Administration. Mr. Hipp serves on the board of directors of Acapulco/El Torito Restaurants.

   Rick J. Caruso has served as a director since January 2002. Since 1994, Mr. Caruso has been the Chief Executive Officer of Caruso Affiliated Holdings, a nationwide diversified real estate company he founded in 1980. Mr. Caruso is also President of CAH Restaurants of California, LLC which is a franchisee and operates two California Pizza Kitchen restaurants. Mr. Caruso serves on the boards of directors of Century Investments, Inc., CRM Properties, Inc., Midvale Corporation and additional privately-held companies.

   Charles G. Phillips has served as a director since November 2000. Since 1991, Mr. Phillips has been a managing director of the investment banking firm of Gleacher & Co. Prior to joining Gleacher & Co.,

Mr. Phillips was a member of Morgan Stanley's Investment Banking Operating Committee and, in 1985, founded that firm's high yield business. Mr. Phillips has been a director of several public companies and private investment funds.

   Harold O. Rosser has served as a director since September 1997. Since 1995, Mr. Rosser has been a managing director of the investment firm of Bruckmann, Rosser, Sherrill & Co., Inc., the management company for Bruckmann, Rosser, Sherrill & Co., L.P. Mr. Rosser serves on the boards of directors of O'Sullivan Industries Holdings, Inc. and Penhall International Corp., as well as additional privately-held companies.

   William C. Baker does not currently serve as a director, but is one of management's nominees for election to the board of directors. Mr. Baker is a principal of the real estate investment firm of Baker & Simpson, L.L.C. From 1996 to 1997, Mr. Baker served as Chairman of the Santa Anita Companies, which merged with Meditrust Companies in 1997 and changed its name to La Quinta Inns in 2001. From 1993 to 1995, Mr. Baker was President of Red Robin Restaurants. From 1977 to 1988, Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. Mr. Baker serves on the boards of directors of Callaway Golf Company, Public Storage, Inc. and La Quinta Corporation.

   Current Directors. The following information is provided with respect to our two current directors who will not be standing for reelection.

   Bruce C. Bruckmann has served as a director since September 1997. Since 1995, Mr. Bruckmann has been a managing director of the investment firm of Bruckmann, Rosser, Sherrill & Co., Inc., the management company for Bruckmann, Rosser, Sherrill & Co., L.P. Mr. Bruckmann serves on the boards of directors of Mohawk Industries, Inc., AmeriSource Health Corporation, Chromcraft Revington, Inc., Jitney-Jungle Stores of America, Inc., Town Sports International, Inc., Anvil Knitwear, Inc., Mediq Incorporated and Penhall International Corp., as well as additional privately-held companies.

   Fortunato N. Valenti has served as a director since September 1997, and briefly served as our Chief Executive Officer from mid-1997 to January 1998. Since 1994, Mr. Valenti has been the President and Chief Executive Officer of Restaurant Associates, Corp. Mr. Valenti also serves on the boards of directors of Au Bon Pain Co., Inc., as well as additional privately-held companies.

   Currently, all directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. There are no family relationships among our directors and officers.

   During the fiscal year ended December 30, 2001, our board of directors held three meetings. Each director serving on the board of directors in fiscal year 2001 attended at least 75% of the meetings of the board of directors and the committees on which he served, other than our director, Fortunato N. Valenti, who attended two of the three board meetings and two out of four audit committee meetings.

   Our board of directors has two standing committees: an audit committee and a compensation committee.

   The audit committee's function is to review our quarterly and annual financial statements with our independent accountants and management, review the scope and results of the examination of our financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention or replacement of the independent accountants and periodically review our accounting policies and internal accounting and financial controls. The three directors who are members of this committee are Fortunato N. Valenti, Rick J. Caruso and Charles G. Phillips, all of whom are "independent" as required by applicable NASD listing standards. Brian P. Friedman, a member of our board of directors who resigned for personal reasons on December 31, 2001, served as chair of the audit committee prior to his resignation. This committee met four times during the fiscal year ended December 30,

2001. The audit committee is governed by a written charter approved by our board of directors. A more complete description of the committee's functions is set forth in the charter.

   The compensation committee's function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The current members of this committee are Harold O. Rosser and Bruce C. Bruckmann. Brian P. Friedman served on the compensation committee prior to his resignation on December 31, 2001. This committee met two times during the fiscal year ended December 30, 2001. For additional information concerning the compensation committee, see "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

   Management's nominees for election at the annual meeting of shareholders to the board of directors are William C. Baker, Rick J. Caruso, Larry S. Flax, Frederick R. Hipp, Charles G. Phillips, Richard L. Rosenfield, and Harold O. Rosser. If elected, the nominees will serve as directors until our annual meeting of shareholders in 2003, and until their successors are duly elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate.

Vote required and board of directors' recommendation

   If a quorum is present and voting, the seven nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our board of directors unanimously recommends a vote "FOR" the nominees named above.

                              PROPOSAL NUMBER TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Our board of directors has selected Ernst & Young LLP as independent auditors to audit our financial statements for the fiscal year ending December 29, 2002. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 28, 1997. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions. Fees for the last fiscal year were as follows:

  .   Audit fees -- $107,000;

  .   Other audit-related fees -- $79,500;

  .   Financial information systems design and implementation fees -- $0;

  .   All other fees -- $92,345.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

Our board of directors unanimously recommends a vote "FOR" the appointment of Ernst & Young LLP as California Pizza Kitchen, Inc.'s independent auditors for the fiscal year ending December 29, 2002.

   The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials" filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The members of the audit committee during the year ended December 30, 2001 were Messrs. Valenti, Phillips and Friedman. Mr. Friedman served as Chairman of the committee. Following Mr. Friedman's resignation from the board of directors and the audit committee as of December 31, 2001, Mr. Caruso was appointed to serve on the audit committee, and Mr. Phillips was appointed Chairman of the committee.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The audit committee oversees the Company's financial reporting process on behalf of its board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management. As part of its review, the committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted accounting principles. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

   The committee discussed with the independent auditors the overall scope and plans for their audits and quarterly reviews. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of its financial reporting. The committee held four such meetings during the year ended December 30, 2001.

   In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2001 for filing with the Securities and Exchange Commission. The committee and the board of directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

                                          The Audit Committee

                                          Charles G. Phillips, Chairman
                                          Fortunato N. Valenti
                                          Rick J. Caruso

                                          February 27, 2002

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information concerning the beneficial ownership of our common stock as of March 25, 2002 by our directors, named executive officers, all persons known by us to be the beneficial owners of more than five percent of our outstanding common stock and all executive officers and directors as a group. The common stock is our only outstanding voting security. Except as set forth below, the following shareholders have the sole voting power with respect to all shares of common stock shown as beneficially owned by them.

                                                                        Shares Owned(1)
                                                                      -------------------
                                                                      Number of
Name                                                                   Shares   Percentage
----                                                                  --------- ----------
Larry S. Flax(2).....................................................   968,029     5.2%
Richard L. Rosenfield(3).............................................   926,733     5.0%
Bruce C. Bruckmann(4)................................................   853,068     4.6%
Harold O. Rosser(5)..................................................   853,068     4.6%
Frederick R. Hipp(6).................................................   571,546     3.1%
Fortunato N. Valenti(7)..............................................    50,000     0.3%
Rick J. Caruso(8)....................................................         0       0%
Charles G. Phillips(9)...............................................    17,400     0.1%
William C. Baker(10).................................................     5,000       0%
Tom N. Jenneman(11)..................................................    44,375     0.2%
Sarah A. Goldsmith(12)...............................................    36,097     0.2%
Gregory S. Levin(13).................................................    21,453     0.1%
Christopher P. Ames(14)..............................................    21,126     0.1%
Pilgrim Baxter & Associates, Ltd.(15)................................   965,900     5.2%

Capital Group International, Inc..................................... 2,193,900    11.8%
Capital Guardian Trust Company(16)...................................

Baron Capital Group, Inc............................................. 1,996,200    10.8%
BAMCO, Inc...........................................................
Ronald Baron(17).....................................................

Massachusetts Financial Services Company(18)......................... 1,718,170     9.3%
All directors and executive officers as a group (15 persons)(19)..... 4,433,967    23.6%

--------
 (1) Percentage of ownership is calculated as required by Commission Rule 13d-3(d)(1). Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table above includes the number of shares underlying options which are exercisable within 60 days after the date of this proxy statement.

 (2) Mr. Flax, our Co-Chairman of the Board and one of our directors, individually owns 836,747 shares of our common stock and has options to buy an additional 90,000 shares. Options to buy 45,000 of such shares will be exercisable within 60 days of this proxy statement. The total number of shares owned also includes 60,782 shares over which Mr. Flax also exercises voting control as the trustee of the Rosenfield Children's Trust and 25,500 shares owned by Mr. Flax's wife. Mr. Flax disclaims any beneficial ownership over these shares. Mr. Flax's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

 (3) Mr. Rosenfield, our Co-Chairman of the Board and one of our directors, individually owns 881,733 shares of our common stock and has options to buy an additional 90,000 shares. Options to buy 45,000 of such shares will be exercisable within 60 days of this proxy statement. Mr. Rosenfield's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

 (4) Mr. Bruckmann, one of our directors, individually owns 15,968 shares of our common stock. Mr. Bruckmann may be deemed to share beneficial ownership of 837,100 shares owned by Bruckmann, Rosser, Sherrill & Co., L.P. and certain of its affiliates, but disclaims beneficial ownership of any such shares. Mr. Bruckmann's address is Greenwich Plaza, Suite 100, Greenwich, Connecticut 06830.

 (5) Mr. Rosser, one of our directors, individually owns 3,253 shares of our common stock. Mr. Rosser may be deemed to share beneficial ownership of 849,815 shares owned by Bruckmann, Rosser, Sherrill & Co., L.P. and certain of its affiliates, but disclaims beneficial ownership of any such shares. Mr. Rosser's address is Greenwich Plaza, Suite 100, Greenwich, Connecticut 06830.

 (6) Mr. Hipp, our Chief Executive Officer and President, individually owns 559,046 shares of our common stock and has options to buy an additional 100,000 shares. Options to buy 12,500 of such shares will be exercisable within 60 days of this proxy statement. Mr. Hipp's address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

 (7) Mr. Valenti is currently one of our directors. Mr. Valenti's address is Restaurant Associates, 120 E. 45th Street, New York, NY 10036.

 (8) Mr. Caruso, one of our directors, owns no shares and has no options to buy any shares. Mr. Caruso's address is Caruso Affiliated Holdings, 100 Wilshire Boulevard, 14/th Floor, Santa Monica, CA 90401. /

 (9) Mr. Phillips is one of our directors. Mr. Phillips' address is 660 Madison Avenue, New York, NY 10021.

(10) Mr. Baker is one of management's nominees for election to the board of directors. Mr. Baker's address is 3 Lochmoor Lane, Newport Beach, CA 92660.

(11) Mr. Jenneman, our Senior Vice President Real Estate and Chief Development Officer, owns no shares but has options to buy an additional 97,500 shares. Options to buy 44,375 of such shares will be exercisable within 60 days of this proxy statement. Mr. Jenneman's address is 6053 West Century Blvd., 11/th Floor, Los Angeles, California 90045. /

(12) Ms. Goldsmith, our Senior Vice President of Marketing and Public Relations, individually owns 4,960 shares of our common stock and has options to buy an additional 94,887 shares. Options to buy 31,137 of such shares will be exercisable within 60 days of this proxy statement. Ms. Goldsmith's address is 6053 West Century Blvd., 11/th Floor, Los Angeles, California 90045. /

(13) Mr. Levin, our Chief Financial Officer, owns 2,078 shares of our common stock and has options to buy an additional 99,375 shares. Options to buy 19,375 of such shares will be exercisable within 60 days of this proxy statement. Mr. Levin's address is 6053 West Century Blvd., 11/th Floor, Los Angeles, California 90045. /

(14) Mr. Ames, our Vice President of Operations, individually owns 725 shares of our common stock. The total number of shares owned also includes 525 shares owned by Mr. Ames' wife, Edie Garritano-Ames. Mr. Ames has options to buy an additional 104,500 shares. Options to purchase 15,875 of such shares will be exercisable within 60 days of this proxy statement. Mr. Ames' wife has options to buy an additional 21,812 shares. Options to purchase 4,001 of such shares will be exercisable within 60 days of this proxy statement. Mr. Ames' address is 6053 West Century Blvd., 11/th Floor, Los Angeles, California 90045. /

(15) Pilgrim Baxter & Associates, Ltd. has sole voting power over 656,000 shares and sole dispositive power over 965,900 shares. The address for Pilgrim Baxter & Associates, Ltd. is 1400 Liberty Ridge Drive, Wayne, Pennsylvania 19087. The number of shares set forth in this table is as reported in a Schedule 13G/A under the Securities Exchange Act of 1934 for the year ended December 31, 2001 filed by this shareholder on February 14, 2002. We have no reason to believe that the information in the
     Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(16) The total number of shares includes 2,083,400 owned by Capital Guardian Trust Company, a subsidiary of Capital Group International, Inc., and 110,500 shares owned by another subsidiary of Capital Group International, Inc. Capital Guardian Trust Company has sole voting power over 1,614,600 of such 2,083,400 shares and sole dispositive power over all 2,083,400 shares. Capital Group International, Inc. and Capital Guardian Trust Company disclaim any beneficial ownership over these shares. The address for Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Boulevard, Los Angeles, California 90025. The number of shares set forth in this table and the disclaimer are as reported in a
     Schedule 13G/A under the Securities Exchange Act of 1934 for the year ended December 31, 2001 filed by these shareholders on February 11, 2002. Capital Group International, Inc. also reports in the

    Schedule 13G/A that it has sole voting power over 1,725,100 shares and sole dispositive power over all 2,193,900 shares. However, we believe that this information may be incorrect since Capital Group International, Inc. has advised us that it and its affiliates together have voting and dispositive power over an aggregate of only 2,193,900 shares. Accordingly, we are unable to provide information as to the sole or shared voting or dispositive power of Capital Group International, Inc. or its other subsidiary.

(17) Baron Capital Group, Inc. and its controlling shareholder, Ronald Baron, have shared voting power and shared dispositive power over 1,996,200 shares. Baron Capital Group, Inc. and Ronald Baron each disclaims beneficial ownership of shares held by entities controlled by either of them (or the investment advisory clients thereof) to the extent such shares are held by persons other than it or him. BAMCO, Inc. has shared voting power and shared dispositive power over 1,431,000 of these shares. BAMCO, Inc. is a subsidiary of Baron Capital Group, Inc. BAMCO, Inc. disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than it and its affiliates. The address for Baron Capital Group, Inc., BAMCO, Inc. and Ronald Baron is 767 Fifth Avenue, New York, New York 10153. The number of shares set forth in this table and the disclaimer are as reported in a
     Schedule 13G/A under the Securities Exchange Act of 1934 for the year ended December 31, 2001 filed by these shareholders on February 6, 2002. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(18) Massachusetts Financial Services Company has sole voting power over 1,499,400 shares and sole dispositive power over 1,718,170 shares. Massachusetts Financial Services Company shares beneficial ownership of 1,718,170 shares with certain other non-reporting entities. The address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116. The number of shares set forth in this table is as reported in a Schedule 13G under the Securities Exchange Act of 1934 for the year ended December 31, 2001 filed by this shareholder on February 11, 2002. We have no reason to believe that the information in the
     Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(19) These 15 persons include all directors and executive officers detailed in the "Management" section above. See notes 2-13 above, except note 10. Julie Carruthers, our Senior Vice President of Human Resources and Training, individually owns 4,916 shares and has options to buy 83,125 shares. Options to buy 24,375 of such shares will be exercisable within 60 days of this proxy statement. Douglas A. MacDonald, our Vice President Design and Construction, individually owns 6,250 shares and has options to buy 48,125 shares. Options to buy 7,500 of such shares will be exercisable within 60 days of this proxy statement. Karen M. Settlemyer, our Vice President Purchasing, individually owns 2,406 shares and has options to buy 76,250 shares. Options to buy 25,625 of such shares will be exercisable within 60 days of this proxy statement. The address for all these persons is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information with respect to our officers as of March 25, 2002.

   Name                    Age     Position
   ----                    ---     --------

  Larry S. Flax........... 59      Co-Chairman of the Board and Director

  Richard L. Rosenfield... 56      Co-Chairman of the Board and Director

  Frederick R. Hipp....... 51      Chief Executive Officer, President and Director

  Tom N. Jenneman......... 41      Senior Vice President Real Estate and Chief Development
                                     Officer

  Sarah A. Goldsmith...... 37      Senior Vice President of Marketing and Public Relations

  Julie Carruthers........ 40      Senior Vice President of Human Resources and Training

  Douglas A. MacDonald.... 60      Vice President Design and Construction

  Karen M. Settlemyer..... 49      Vice President Purchasing

  Gregory S. Levin........ 34      Vice President, Chief Financial Officer and Secretary

  Christopher P. Ames..... 38      Vice President of Operations

   Messrs. Flax, Rosenfield and Hipp are being considered for reelection to the position of director of the Company. See "Director Nominees" for a discussion of their business experience.

   Tom N. Jenneman has served as Senior Vice President Real Estate and Chief Development Officer since November 1999. From 1992 to 1999, Mr. Jenneman worked at Brinker International where he last served as Vice President, Real Estate, New Business Development.

   Sarah A. Goldsmith has served as Vice President of Marketing and Public Relations since 1992 and was promoted to Senior Vice President of Marketing and Public Relations in November 2000. Ms. Goldsmith joined us in 1990 as Director of Public Relations. In 1996, Advertising Age Magazine named Ms. Goldsmith one of the ''Marketing 100,'' a distinction given to the top 100 marketers in the United States.

   Julie Carruthers has served as Vice President of Human Resources and Training since January 1998 and was promoted to Senior Vice President of Human Resources and Training in November 2000. We hired Ms. Carruthers as our first employee in January 1985 to create service training programs and train our original staff. During her employment, she has held various restaurant management, training and opening-team positions within our company, including heading up the development project for our original ASAP airport locations with HMSHost Corporation. Ms. Carruthers was Vice President of Training from 1990 to 1998.

   Douglas A. MacDonald has served as Vice President Design and Construction since 1997. From 1996 to 1997, Mr. MacDonald was Director of Design and Construction with Papa Murphy's, a 240-unit "take and bake" chain. From 1987 to 1996, he served as Director of Design and Construction with International House of Pancakes in Glendale, California. Mr. MacDonald has directed the design and construction of over 580 new food facilities throughout the United States and Canada as well as the remodeling of over 450 existing restaurants.

   Karen M. Settlemyer has served as Vice President Purchasing since 1996. From 1993 to 1996, Ms. Settlemyer was Director of Product Development at Boston Market, Inc., during which time she created its very successful Carver Sandwich Program. In 1989, she held the position of Vice President of Research and Development for Grand American Fare. Ms. Settlemyer is a 24-year foodservice veteran and registered dietician.

   Gregory S. Levin has served as Vice President and Controller since 1999 and was promoted to Chief Financial Officer and elected Secretary in June 2001. Since joining us in 1996, Mr. Levin has served in various accounting and finance positions. From 1990 to 1996, Mr. Levin worked at Ernst & Young LLP, most recently as a manager in their Entrepreneurial Services Group.

   Christopher P. Ames has served as a regional director since 1999 and was appointed Vice President of Operations in March 2001. Since joining us in 1992, Mr. Ames has served in numerous operations positions. Mr. Ames also has an extensive culinary background.

   The following table sets forth information regarding the compensation earned during 1999, 2000 and 2001 by our Chief Executive Officer and each of our other four most highly compensated executive officers.

                          Summary Compensation Table

                                                                              Long Term
                                                                             Compensation
                                                                                Awards
                                                                             ------------
                                                     Annual Compensation (1)  Securities
                                                     -----------------------  Underlying   All Other
Name and Principal Position                     Year   Salary       Bonus      Options    Compensation
---------------------------                     ----  --------    --------   ------------ ------------
Frederick R. Hipp
  Chief Executive Officer and President........ 2001 $580,769    $210,000       50,000            --
                                                2000  500,000     387,500           --      $324,762(2)
                                                1999  500,000     312,500           --            --

Tom N. Jenneman
  Senior Vice President Real Estate and Chief
  Development Officer.......................... 2001  231,827      58,800       20,000            --
                                                2000  200,000     116,000       30,000            --
                                                1999   26,923          --       37,500            --

Sarah A. Goldsmith
  Senior Vice President of Marketing and Public
  Relations.................................... 2001  147,407      40,600       25,000            --
                                                2000  136,851      62,920       15,000            --
                                                1999  123,254      43,680       22,387            --

Gregory S. Levin
  Chief Financial Officer...................... 2001  135,962      44,800       65,000            --
                                                2000   98,306      44,175       20,000            --
                                                1999   89,403      30,100       17,500            --

Christopher P. Ames
  Vice President of Operations................. 2001  117,163      44,800       93,000            --
                                                2000   75,253      56,854        2,000            --
                                                1999   56,917      41,524       13,000            --

--------
(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus disclosed in this table.

(2) Under the agreement granting Mr. Hipp options to purchase an aggregate of 110,696 shares, we were required to pay Mr. Hipp this amount of cash which equaled 20% of the gain he recognized for federal income tax purposes as a result of his exercise of these options.

   The following table sets forth information concerning stock options that we granted to our named executive officers. We have never issued stock appreciation rights.

                           Option Grants During 2001

                                                                                   Potential Realizable Value at
                                                                                      Assumed Annual Rates of
                                                                                   Stock Price Appreciation for
                                                Individual Grants                         Option Term (4)
                                -------------------------------------------------- -----------------------------
                                Number of  Percentage of
                                Securities Total Options
                                Underlying  Granted to
                                 Options   Employees in  Exercise Price Expiration
Name                            Granted(1)    2001(2)     (per share)    Date(3)        5%             10%
----                            ---------- ------------- -------------- ----------   --------      ----------
Frederick R. Hipp..............   50,000       8.25%         $22.00      01/08/11  $691,784      $1,753,117

Tom N. Jenneman................   20,000       3.30           22.00      01/08/11   276,714         701,246

Sarah A. Goldsmith.............   25,000       4.12           22.00      01/08/11   345,892         876,558

Gregory S. Levin...............   15,000       2.48           22.00      01/08/11   207,535         525,935
                                  30,000       4.95           19.65      08/23/11   370,733         939,511
                                  20,000       3.30           19.81      12/10/11   249,168         631,441

Christopher P. Ames............    3,000       0.50           22.00      01/08/11    41,507         105,187
                                  30,000       4.95           22.00      04/04/11   415,070       1,051,870
                                  30,000       4.95           19.65      08/23/11   370,733         939,511
                                  30,000       4.95           19.81      12/10/11   373,752         947,161

--------
(1) Represents options we granted under our 1998 Stock-Based Incentive Compensation Plan.

(2) Based on an aggregate of 606,000 shares of our common stock which are subject to options granted to employees during 2001.

(3) The term of each option we grant is generally ten years from the date of grant. Our options may terminate before their expiration dates if the option holder's status as an employee is terminated or upon the option holder's death or disability.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent either historical appreciation or our estimate or projection of our future common stock prices.

   The following table sets forth information concerning options that our named executive officers exercised during 2001 and the number of shares subject to both exercisable and unexercisable stock options as of December 30, 2001. The table also reports values for "in-the-money" options that represent the positive spread between the exercise prices of outstanding options and $24.85, the last reported sale price of our common stock in 2001. We have never issued stock appreciation rights.

     Aggregated Option Exercises In 2001 And Fiscal Year-End Option Values

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                                 Number of                  Options at          In-the-Money Options at
                                  Shares                 December 30, 2001         December 30, 2001
                                Acquired on  Value   ------------------------- -------------------------
Name                             Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                            ----------- -------- ----------- ------------- ----------- -------------
Frederick R. Hipp..............       --    $     --    6,250       43,750      $ 17,812     $124,687
Tom N. Jenneman................       --          --   28,750       58,750       383,812      574,313
Sarah A. Goldsmith.............    9,750     192,338   23,012       51,875       353,062      528,219
Gregory S. Levin...............   13,125     240,468   10,000       89,375       136,312      644,543
Christopher P. Ames............    3,500      59,960    7,625       96,875        67,026      509,883

Director compensation

   Our directors do not receive cash compensation for their services. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

Compensation committee interlocks and insider participation

   Our compensation committee currently consists of Messrs. Rosser and Bruckmann and, during our entire 2001 fiscal year, also included Brian Friedman. No member of the compensation committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Benefit plans

   As of March 25, 2002, our employees held outstanding stock options for the purchase of 1,639,880 shares of our common stock. Options for the purchase of an additional 795,778 shares of our common stock are presently reserved for issuance under our 1998 Plan.

   The following sections provide more detailed information concerning our employee stock purchase plan as well as information concerning stock options that we granted in prior years under older plans.

   Employee stock purchase plan. In November 1999, we adopted an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, which became effective with our initial public offering. Under our employee stock purchase plan, all employees who work at least 20 hours a week and have been with us for a minimum of one year are eligible to purchase shares of our common stock through after-tax payroll deductions. Eligible employees are able to apply up to 15% of their annual gross pay towards the purchase of our common stock at a price equal to 85% of the then fair market value of the shares. The fair market value is the lesser of (a) the price on the first day of each offering period under the plan (which, in the case of the first offering period, is $15.00, the price at which shares were sold in our initial public offering) or, if the employee is not eligible to participate on the first day of the offering period, on the date he or she first becomes eligible to participate, and (b) the price on the date of actual purchase. All employees with rights to purchase shares under the plan are only able to do so on pre-determined exercise dates that occur four times per offering period and may only purchase up to that number of shares having an aggregate fair market value of $25,000 per year.

   1990 Employee Equity Participation Plan. We adopted our 1990 Employee Equity Participation Plan effective March 1, 1990. This plan enabled our board of directors to grant to officers, directors, employees and consultants of our company options for the purchase of up to an aggregate of 500,000 shares of common stock. We granted both non-qualified options and incentive stock options under this 1990 plan. The number of outstanding and exercisable options remaining under this plan totals 356 and the exercise price for each share is $15.00. No further options can be granted under this plan.

Employment agreements

   We entered into an amended employment agreement with our Co-Chairman of the Board, Richard Rosenfield in August 2000. This agreement provides that we will continue to employ Mr. Rosenfield through September 30, 2002 to assist us in developing our menu and recipes, engage in public relations activities, work on the aesthetic design of the restaurants and identify potential locations and franchisees for new restaurant locations. Under this agreement, we granted Mr. Rosenfield options to purchase an additional 90,000 shares of our common stock which vested as to half of the shares on September 30, 2001 and will vest as to the remaining shares on September 30, 2002. Mr. Rosenfield does not receive a salary or bonus under the terms of the amended employment agreement. However, Mr. Rosenfield does receive an automobile allowance of $2,000 each month and reimbursement of dues in a country or dining club. During the term of the agreement, Mr. Rosenfield may not compete in any business that sells pizza or other menu items with recipes that are identical or substantially the same as our recipes. Mr. Rosenfield has also agreed not to solicit any of our employees until three years after his employment terminates.

   In August 2000, we also entered into an amended employment agreement with our Co-Chairman of the Board, Larry S. Flax, on the same terms as Mr. Rosenfield's amended employment agreement.

   In March 1998, we entered into a severance agreement with our Chief Executive Officer and President, Frederick R. Hipp. This agreement provides that we will be obligated to pay Mr. Hipp the amount of his base salary (up to a maximum of $500,000) for one year following the date his employment terminates, unless we terminate Mr. Hipp for cause, his employment terminates because of his death, disability or retirement, or he voluntarily terminates his employment. This severance agreement does not obligate Mr. Hipp to continue his employment with us or obligate us to continue to employ him.

   In November 1999, we entered into a severance agreement with our Senior Vice President Real Estate and Chief Development Officer, Tom N. Jenneman, that provides that, after the termination of his employment, we will continue to pay him amounts equal to his base salary for a period of 26 weeks unless his employment is terminated as a result of his death, disability or retirement or unless we terminate his employment for cause. We will continue to pay him thereafter for a subsequent period of 26 weeks amounts equal to his base salary if he is reasonably unable to find new employment. If he finds employment during this subsequent twenty-six week period that pays less than the base salary we would otherwise owe him, we will pay him an amount equal to the difference.

Registration rights

   The holders of approximately 3.5 million shares of common stock, including some of our directors, principal shareholders and affiliates of such individuals or entities, will be entitled to registration rights with respect to these shares pursuant to a registration rights agreement by and among California Pizza Kitchen, Inc., Bruckmann, Rosser, Sherrill & Co., L.P. ("Bruckmann, Rosser"), its co-investors, Richard Rosenfield and Larry Flax dated September 30, 1997. Subject to several exceptions, including our right to defer a demand registration for a single period of up to 180 days under some circumstances, Bruckmann, Rosser may require that we use our best efforts to register for public resale under the Securities Act all shares of common stock they request be registered. Bruckmann, Rosser may exercise an unlimited number of demand registrations so long as the securities being registered are reasonably expected to produce aggregate proceeds of $5 million or more. Richard Rosenfield, Larry Flax and all of the original co-investors with Bruckmann, Rosser in the recapitalization transaction in 1997 are entitled to registration rights on a pro rata basis with respect to any demand registration request made by Bruckmann, Rosser. All fees, costs and expenses of this registration, other than underwriting discounts and commissions, will be borne by us.

   In addition, all holders of shares with registration rights have the right to piggyback on any registration for our account or the account of another shareholder. Accordingly, in the event that we propose to register additional shares of common stock under the Securities Act, either for our own account or for the account of any other security holder, the holders of shares having registration rights are entitled to receive notice of that registration and to include their shares in the registration, subject to limitations described in the agreement. All registration rights are subject to conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares of common stock held by these security holders to be included in the registration. We are generally required to bear all of the expenses of all registrations, except underwriting discounts and selling commissions. Registration of the shares of common stock held by security holders with registration rights would result in these shares becoming freely tradeable without restriction under the Securities Act immediately upon effectiveness of such registration.

Certain relationships and related transactions

   Under the agreement granting our Chief Executive Officer and President, Frederick R. Hipp, options to purchase an aggregate of 110,696 shares, we were required to pay Mr. Hipp an amount of cash equal to 20% of the gain he would recognize for federal income tax purposes as a result of such exercise. We loaned Mr. Hipp an amount equal to the difference between this cash payment and the total tax liability he incurred as a result of this exercise (including the amount of the cash payment). As a result of our initial public offering price of $15.00 per share, we paid Mr. Hipp $325,000 and loaned him $586,196. The promissory note is full recourse and currently bears interest at 5.0% per annum. The interest rate was decreased from 7.0% per annum as of October 30, 2001 by action of our compensation committee. The principal and interest under the note will be due and payable on the earliest to occur of:

  . three days after the date of sale of any of the option shares purchased upon exercise,

  . 30 days after the date his employment is terminated for cause or after the date he voluntarily terminates his employment,

  . one year after the date his employment terminates due to death or disability, and

  .   the date which is two years after the date of exercise.

   Mr. Hipp is also required to apply a portion of any amounts which would otherwise be payable as bonus compensation against amounts due under this note. The largest aggregate amount of indebtedness outstanding under the loan at any time during 2001 was $586,196. The aggregate amount of indebtedness outstanding as of March 25, 2002 was $266,871.

   On August 6, 2001, we loaned $65,000 to our Senior Vice President Real Estate and Chief Development Officer, Tom N. Jenneman. The loan is evidenced by a full recourse promissory note which bears interest at 7.5% and is secured by Mr. Jenneman's stock and bonus. The principal and interest under the note are due and payable on March 1, 2003. Mr. Jenneman applied $33,275 otherwise payable as bonus compensation for 2001 towards repayment of the loan. The largest aggregate amount of indebtedness outstanding under the loan at any time during 2001 was $65,000. The aggregate amount of indebtedness outstanding as of March 25, 2002 was $31,725.

   One of our directors, Rick J. Caruso, also serves as President of CAH Restaurants of California, LLC. We have entered into franchise and development agreements with CAH Restaurants of California, LLC pursuant to which it currently operates two California Pizza Kitchen restaurants and has the right to develop three additional restaurants. CAH Restaurants of California, LLC pays franchise and royalty fees to us under these agreements. We recorded an aggregate of $228,961 in such fees in 2001.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Exchange Act requires our executive officers, directors and 10% shareholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% shareholders. We believe that during the fiscal year ending December 30, 2001, all of our executive officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   Harold O. Rosser and Bruce C. Bruckmann are the current members of the compensation committee (the "Committee"). Mr. Friedman was also a member of the Committee throughout the 2001 fiscal year until his resignation from the board of directors on December 31, 2001. The Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the full board of directors with respect to the Company's executive compensation policies. The Committee reviews and oversees the salaries and benefits for all of our employees and consultants and administers the Company's stock option plans. The Committee also reviews the recommendations of the Company's President and Chief Executive Officer regarding the performance and compensation levels for all other executive officers.

Overview

   The goal of our compensation program is to attract, motivate and retain the highly talented individuals the Company needs to be a market leader in a highly competitive industry. The Committee believes that the compensation program for the Company's executive officers should reflect the Company's performance and the value created for the Company's shareholders. In addition, the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. To these ends the Committee seeks to align executive compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses three key elements in its executive compensation program to attain these goals: annual base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options. As an officer's level of responsibility with the Company increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

Annual base salaries

   Each year, the Company's President and Chief Executive Officer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. When reviewing these recommendations, the Committee takes several factors into account, including the executive's experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions. The Committee also reviews compensation data from comparable companies to enable the Committee to compare the Company's compensation packages with those of similarly-situated companies in the foodservice industry.

Annual incentive compensation

   The Company's annual cash bonus program (the "Bonus Plan") was approved by the board of directors in the fourth quarter of 1997. The Company's Bonus Plan is purely formulaic and has not been amended by the Committee since its adoption. Under the Bonus Plan, executive officers from the vice president level and up are assigned target bonuses which are expressed as a percentage of their respective base salaries and increase as their level of responsibility with the Company increases. The bonuses are tied directly to the Company's annual financial performance. In November of each year the board of directors approves a budget for the Company for the following year. The officers receive their target bonus if the Company achieves the budgeted results and a graduated percentage (up or down) of their targeted bonuses if the Company exceeds or misses the budgeted results. The officers do not receive any bonus if the Company does not achieve at least 90% of the budgeted results. The maximum bonus any officer can receive is 200% of his or her targeted bonus.

Stock options

   The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company's stock price increases. In addition, the Company utilizes vesting periods for stock options to encourage key employees to continue in the Company's employ.

   The board of directors adopted the Company's 1998 Stock-Based Incentive Compensation Plan in February 1998 to assist it in attracting, retaining and rewarding valued employees, directors and independent contractors by offering them a greater stake in the Company's success and to encourage ownership in Company stock by these employees, directors and independent contractors.

   The Committee administers the 1998 plan and has discretion to determine which individuals are eligible to receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-statutory stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option. Generally, stock options granted by the Committee have an exercise price equal to the fair market value of a share on the day the options are granted. The options generally vest within four years and expire ten years after the date of grant, contingent on the employee's continued employment with the Company.

   Each year, the Company's President and Chief Executive Officer makes recommendations with respect to the level of stock options to be granted to each eligible employee, and the Committee reviews and approves those recommendations based upon a variety of factors. A total of 2,435,658 shares of the Company's common stock have been reserved for issuance under the 1998 plan.

Compensation of the Chief Executive Officer

   In fiscal year 2001, the Company's most highly compensated officer was Frederick R. Hipp, the Company's President and Chief Executive Officer. Mr. Hipp's base salary is $600,000. Mr. Hipp also participates in the Company's Bonus Program and is entitled to receive a targeted bonus equal to 50% of his base salary if the Company achieves its budgeted results as approved by the board of directors in November of the preceding year. Mr. Hipp's target bonus of 50% of his base salary has not changed since the Company hired Mr. Hipp in January 1998.

   After taking into consideration the Company's financial performance since Mr. Hipp became President and Chief Executive Officer in 1998, and in light of his individual performance and significant contribution to the Company's overall growth, the Committee awarded Mr. Hipp options to purchase 50,000 shares of Common Stock under the 1998 plan in January 2001 and options to purchase an additional 50,000 shares in January 2002.

                                          The Compensation Committee

                                          Harold O. Rosser
                                          Bruce C. Bruckmann

                                          March 25, 2002

                       COMPARISON OF SHAREHOLDER RETURN

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return of our common stock with the cumulative total return of (a) the Nasdaq National Market Composite and (b) the S&P SmallCap Restaurant Index for the period commencing August 2, 2000 (the date of our initial public offering) through December 30, 2001.

Comparison of Cumulative Total Return from August 2, 2000 through December 30,
                                 2001 (1) (2)

                                    [CHART]

             NASDAQ NATIONAL MARKET COMPOSITE      CALIFORNIA PIZZA KITCHEN, INC.     S & P SMALLCAP RESTAURANT INDEX
08/02/2000                100.00                              100.00                               100.00
09/29/2000                100.39                              186.67                               107.12
12/29/2000                 67.53                              188.33                               121.43
03/30/2001                 50.19                              189.17                               135.03
06/29/2001                 58.97                              155.00                               147.58
90/28/2001                 40.83                              105.60                               134.38
12/28/2001                 54.19                              165.67                               167.94

--------
(1) The effective date of our initial public offering was August 2, 2000. For purposes of this presentation, we have assumed that our initial public offering price of $15.00 would have been the closing sales price on August 1, 2000, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested August 2, 2000 in our common stock at the initial public offering price of $15.00 and at the closing sales price for each index, and that all dividends were reinvested. No dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder performance.

                         TRANSACTION OF OTHER BUSINESS

   As of the date of this Proxy Statement, our board of directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                         FUTURE SHAREHOLDER PROPOSALS

   We provide all shareholders with the opportunity, under certain circumstances, to participate in our governance by submitting proposals that they believe merit consideration at the next annual meeting of shareholders, which currently is expected to be held in May 2003. To enable our management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in our proxy statement for the next annual meeting of shareholders, any such proposal should be submitted to us no later than December 25, 2002, to the attention of our Secretary, at our principal office appearing on the front page of this proxy statement. Shareholders may also submit the names of individuals who they wish to be considered by our board of directors as nominees for directors. If any proposals are submitted by a shareholder for the next annual meeting and are received by us after February 18, 2003, these shareholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and, if the matters are brought up at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such shareholder matters.

   Please vote by telephone or return your signed proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

                             AVAILABLE INFORMATION

   We are required to file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read our filings with the Securities and Exchange Commission over the Internet at the SEC's website at www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 233 Broadway, New York, NY 10279, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market you should call (212) 656-5060.

                                          By Order of the Board of Directors of

                                          CALIFORNIA PIZZA KITCHEN, INC.

                                          /s/ Greg Levin
                                          Gregory S. Levin
                                          Vice President and Chief Financial
                                            Officer

                                          April 4, 2002

                       ANNUAL MEETING OF SHAREHOLDERS OF

                         CALIFORNIA PIZZA KITCHEN, INC.

                                  May 7, 2002

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.








                                  ------------------------------
YOUR CONTROL NUMBER IS
                                  ------------------------------

                Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

               FOR all nominees           WITHHOLD
            listed at right (except   AUTHORITY to vote
               as marked to the       on all nominees
               contrary below)         listed at right                                                         FOR  AGAINST  ABSTAIN
PROPOSAL 1.         [_]                      [_]        Nominees:               Proposal 2. Ratification Of    [_]    [_]      [_]
  Election Of                                             William C. Baker      Appointment Of Ernst & Young
  Directors Of                                            Rick J. Caruso        LLP As Independent Auditors
  California Pizza Kitchen, Inc.                          Larry S. Flax
                                                          Frederick R. Hipp     This proxy authorizes Frederick R. Hipp and Gregory
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY       Charles G. Phillips   S. Levin to vote at his discretion on any other
INDIVIDUAL NOMINEE, PLACE AN X IN THE BOX MARKED "FOR     Richard L. Rosenfield matter that may properly come before the annual
ALL NOMINEES" AND STRIKE A LINE THROUGH THE NOMINEE'S     Harold O. Rosser      meeting of any adjournment thereof.
NAME LISTED ABOVE. BY PLACING A LINE THROUGH ANY NOMINEE
YOU ARE GIVING INSTRUCTION NOT TO VOTE FOR THAT NOMINEE.

--------------------------------------------------------                            THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED
                                                                                IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
                                                                                WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES
                                                                                LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSAL.

                                                                                THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD
                                                                                OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC.





Signature _______________________________ Dated _______________ , 2002 ________________________________ Dated _______________ , 2002
                                                                           SIGNATURE IF HELD JOINTLY
NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner must sign.

                                 FORM OF PROXY

                         CALIFORNIA PIZZA KITCHEN, INC.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CALIFORNIA PIZZA KITCHEN, INC.


     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 7, 2002 and appoints Frederick R. Hipp and Gregory S. Levin, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $.01 par value per share, of California Pizza Kitchen, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Shareholders of California Pizza Kitchen, Inc. to be held on May 7, 2002 at 10:00 a.m. in the Gateway Salon 1, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 and any adjournments or postponements thereof for the following purposes:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                         CALIFORNIA PIZZA KITCHEN, INC.

                                  May 7, 2002




                 Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

              FOR all nominees            WITHHOLD
           listed at right (except   AUTHORITY to vote
              as marked to the       on all nominees
              contrary below)         listed at right                                                          FOR  AGAINST  ABSTAIN
PROPOSAL 1.        [_]                      [_]        Nominees:                PROPOSAL 2. Ratification Of    [_]    [_]      [_]
  Election Of                                            William C. Baker       Appointment Of Ernst & Young
  Directors Of                                           Rick J. Caruso         LLP As Independent Auditors
  California Pizza Kitchen, Inc.                         Larry S. Flax
                                                         Frederick R. Hipp      This proxy authorizes Frederick R. Hipp and Gregory
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      Charles G. Phillips    S. Levin to vote at his discretion on any other
INDIVIDUAL NOMINEE, PLACE AN X IN THE BOX MARKED         Richard L. Rosenfield  matter that may properly come before the annual
"FOR ALL NOMINEES" AND STRIKE A LINE THROUGH THE         Harold O. Rosser       meeting or any adjournment thereof.
NOMINEE'S NAME LISTED ABOVE. BY PLACING A LINE THROUGH
ANY NOMINEE YOU ARE GIVING INSTRUCTION NOT TO VOTE FOR
THAT NOMINEE.                                                                      THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED
                                                                                IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
-------------------------------------------------                               SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
                                                                                WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES
                                                                                LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSAL.

                                                                                THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD
                                                                                OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC.






Signature _______________________________ DATED _______________ , 2002 ________________________________ DATED _______________ , 2002
                                                                           Signature If Held Jointly
NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner must sign.